Exhibit 99.1

VeriSign Reports Second Quarter Results in Line with Prior Guidance

Domain Name Registrations and SSL Installed Base Reach Record Levels

MOUNTAIN VIEW, CA – July 26, 2007 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of digital infrastructure for the networked world, today reported financial results for the second quarter ended June 30, 2007.

VeriSign reported total revenue of $368 million for the second quarter of 2007. These results include $4 million of revenue related to the Jamba Services business that is held for sale and which is reported under discontinued operations on the statements of operation. On a GAAP basis, VeriSign reported a net loss of $5 million for the second quarter of 2007 and a net loss per share of $0.02 per fully-diluted share.

On a non-GAAP basis, VeriSign reported net income of $62 million for the second quarter of 2007 and earnings per share of $0.25 per diluted share. A table reconciling the GAAP to non-GAAP net income reported above is appended to this release.

“We are generally pleased with our second quarter performance,” said Bill Roper, president and chief executive officer of VeriSign. “These results indicate that the benefits of the company-wide reorganization initiated at the first of the year are beginning to impact our operational and financial performance. We are focusing on more discipline in our business processes and the growth opportunities that we see for the remainder of this year and into the next.”

“Our second quarter results demonstrate solid financial execution,” said Bert Clement, chief financial officer of VeriSign. “Strong growth in the core registry and SSL businesses continues to strengthen our balance sheet, with Deferred Revenue of $691 million, up 4% from last quarter, and Cash and Investments of $819 million.”

Business Highlights

•	In May, VeriSign announced that its Board of Directors had elected William A. Roper, Jr. as President and Chief Executive Officer. The Board also elected Edward A. Mueller as Chairman of the Board.

•	Earlier this month, the Company announced that its Board of Directors had appointed Albert E. Clement as Chief Financial Officer.

•

VeriSign’s Chief Technology Officer, Ari Balogh, was recognized by InfoWorld Magazine as a Top 25 CTO for his continued leadership of Project Titan, a three-year initiative to fortify and expand the capacity of the global Internet infrastructure.

•

On July 16, 2007, VeriSign announced that it had become current in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2006 as well as Quarterly Reports for the second and third quarters of 2006 and the first quarter of 2007.

•

Subsequent to completing its filings, the Company received notification from Nasdaq that the Company had demonstrated compliance with Nasdaq’s filing requirements under the Marketplace Rules, that the matter relating to the company’s listing status had been closed, and that VeriSign’s securities will continue to be listed on the Nasdaq Global Select Market.

•	John D. Roach has been appointed to the Company’s Board of Directors, effective July 19, 2007. Mr. Roach will serve on the Audit Committee of the Board of Directors.

•

At eBay Live! in June, PayPal announced the general availability of the PayPal Security Key, a two-factor authentication token that generates a unique security code to protect consumers against phishing and online fraud, in the United States, Germany and Australia. The PayPal Security Key is part of the VeriSign Identity Protection (VIP) Network, helping to prevent unauthorized access to consumer accounts on eBay, PayPal and a variety of e-commerce websites.

•

VeriSign and Live Earth integrated mobile messaging and online interactivity into events around the globe on 7.7.07 to enable millions of participants to use their mobile phones to personally participate in the broadcasts and live concerts demonstrating their commitment to making a change for the environment.

•

VeriSign partnered with AirMagnet in June to launch the VeriSign Wireless Intrusion Prevention Service (IPS), the first comprehensive service designed to effectively shield rapidly growing corporate wireless networks from data theft and other prominent security threats.

Internet Services Group

•	The Internet Services Group (ISG) – which includes VeriSign Security Services (VSS) and VeriSign Information Services (VIS) – delivered $225 million of revenue in the second quarter of 2007.

•

The VeriSign Information Services business ended the quarter with approximately 73 million active domain names in .com and .net, representing a 5% increase over Q1 2007 and 27% increase year over year.

•

The VeriSign website certificate business issued approximately 211,000 new and renewal certificates in Q2, bringing the total base to 883,000, up 4% from Q1 2007. The installed base excluding the GeoTrust certificates grew 13% year over year.

Communications Services Group

•

VeriSign Communications Services (VCS) Group – which provides intelligent communications, commerce and content services to telecommunications carriers and next generation service providers – delivered revenues of $143 million in the second quarter of 2007.

•	The Communications and Commerce group generated revenues of $90 million.

•	The Content group, which includes Messaging Services, generated revenues of $39 million during the quarter.

Additional Financial Information

•	Year-to-date capital expenditures were approximately $48 million.

•	VeriSign ended the second quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $819 million, an increase of $80 million from the prior quarter.

•	Deferred revenue on the balance sheet was $691 million as of June 30, 2007, an increase of $29 million from the prior quarter.

•	Net days sales outstanding (Net DSO), which takes into account the change in deferred revenue balances, was 44 days at the end of Q2, an improvement of one day from Q1.

Non-GAAP results exclude the following items which are included under GAAP: amortization of intangible assets, stock-based compensation, former CEO severance, non-recurring legal costs and settlements, restructuring and other charges, net loss on sale of investments, unrealized gain on Jamba JV call option, and stock option investigation costs. A table reconciling the GAAP to non-GAAP net income is appended to this release.

Today’s Conference Call

VeriSign will host a live teleconference call today at 2:00 pm (PDT) to review the quarter’s results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 981-4903 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 7180604) beginning at 5:00 pm (PDT) on July 26 and will run through August 1. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN) operates intelligent infrastructure services that enable and protect billions of interactions every day across the world’s voice, video and data networks. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Media Relations: Lisa Malloy, emalloy@verisign.com, 202-270-7600

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk acquired businesses will not be integrated successfully and unanticipated costs of such integration. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and quarterly reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$656,517	$478,749
Short-term investments	94,308	198,656
Accounts receivable, net	225,296	319,305
Prepaid expenses and other current assets	100,178	217,196
Deferred tax assets	80,063	84,318
Current assets of discontinued operations	34,909	34,356

Total current assets	1,191,271	1,332,580

Property and equipment, net	581,140	605,292
Goodwill	1,261,944	1,449,493
Other intangible assets, net	242,003	333,430
Restricted cash	48,361	49,437
Long-term deferred tax assets	218,050	177,805
Other assets, net	34,545	25,214
Investment in unconsolidated entities	105,500	—
Long-term assets of discontinued operations	7,055	1,217

Total long-term assets	2,498,598	2,641,888

Total assets	$3,689,869	$3,974,468

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$319,985	$675,105
Accrued restructuring costs	12,666	3,818
Deferred revenue	505,119	448,413
Short-term debt	—	199,000
Deferred tax liabilities	1,025	1,414
Current liabilities of discontinued operations	33,798	31,743

Total current liabilities	872,593	1,359,493

Long-term deferred revenue	179,666	159,439
Long-term accrued restructuring costs	624	937
Long-term tax liability	44,705	—
Other long-term liabilities	10,497	5,175
Long-term deferred tax liabilities	12,953	24,815
Long-term liabilities of discontinued operations	—	34

Total long-term liabilities	248,445	190,400

Total liabilities	1,121,038	1,549,893
Commitments and contingencies
Minority interest in subsidiaries	47,684	47,716
Stockholders’ equity:
Preferred stock - par value $.001 per share Authorized shares: 5,000,000 Issued and outstanding shares: none	—	—
Common stock - par value $.001 per share Authorized shares: 1,000,000,000 Issued and outstanding shares: 243,838,287 and 243,844,122 (excluding 35,493,973 and 35,471,662 shares held in treasury at June 30, 2007 and December 31, 2006, respectively)	244	244
Additional paid-in capital	23,362,353	23,314,511
Accumulated deficit	(20,834,462)	(20,929,498)
Accumulated other comprehensive loss	(6,988)	(8,398)

Total stockholders’ equity	2,521,147	2,376,859

Total liabilities and stockholders’ equity	$3,689,869	$3,974,468

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues	$363,217	$387,832	$736,266	$757,941

Cost and expenses
Cost of revenues	147,836	145,715	298,476	282,682
Sales & marketing	63,890	92,808	142,840	183,358
Research & development	36,254	31,021	81,416	59,280
General & administrative	77,142	59,297	128,731	119,812
Restructuring, impairments & other charges	15,179	(7,604)	42,191	(4,195)
Amortization of intangible assets	29,669	31,833	61,456	59,833
Acquired in-process R&D	—	4,600	—	15,500

Total costs & expenses	369,970	357,670	755,110	716,270

Operating (loss) income	(6,753)	30,162	(18,844)	41,671

Other income, net	10,849	4,946	92,236	33,667

Income from continuing operations before income taxes, earnings from unconsolidated entities and minority interest	4,096	35,108	73,392	75,338
Income tax expense (benefit)	11,609	(341,532)	20,371	(317,317)
Earnings from unconsolidated entities, net of tax	1,748	—	2,196	—
Minority interest, net of tax	82	(758)	(487)	(1,405)

Net (loss) income from continuing operations	(5,683)	375,882	54,730	391,250
Net income from discontinued operations, net of tax	965	905	2,305	2,023

Net (loss) income	$(4,718)	$376,787	$57,035	$393,273

Basic net income (loss) per share from:
Continuing operations	$(0.02)	$1.54	$0.22	$1.59
Discontinued operations	0.00	0.00	0.01	0.01

Net (loss) income	$(0.02)	$1.54	$0.23	$1.60

Diluted net (loss) income per share from:
Continuing operations	$(0.02)	$1.52	$0.22	$1.58
Discontinued operations	0.00	0.00	0.01	0.01

Net (loss) income	$(0.02)	$1.52	$0.23	$1.59

Shares used in per share computation:
Basic	243,846	244,744	243,849	245,171

Diluted	243,846	247,252	246,102	247,745

Stock-based compensation
Cost of revenue	$3,659	$3,381	$7,339	$7,286
Sales & marketing	4,198	3,709	9,913	7,252
Research & development	2,298	2,596	5,322	4,873
General & administrative	15,118	5,647	21,071	12,588

Total stock-based compensation	$25,273	$15,333	$43,645	$31,999

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue reconciliation

Revenue from continuing operations	$363,217	$387,832	$736,266	$757,941
Revenue from discontinued operations (1)	4,407	2,938	8,804	5,598

Revenue including discontinued operations	$367,624	$390,770	$745,070	$763,539

(1)    For the three and six months ended June 30, 2007, revenue from discontinued operations represents activity related primarily to the Jamba Services business. VeriSign previously provided investors and analysts forecasts for the period that included revenue up until an estimated disposition date of the business. For the three and six months ended June 30, 2006, revenue from discontinued operations represents activity related to the Payments Gateway business. For GAAP purposes, revenue from these and all periods are reclassified to net income from discontinued operations.

Statements of operations reconciliation

Net (loss) income on a GAAP basis	$(4,718)	$376,787	$57,035	$393,273
Amortization of intangible assets	29,669	31,833	61,456	59,833
Acquired in-process research and development	—	4,600	—	15,500
Stock-based compensation	25,273	15,333	43,645	31,999
Former CEO severance	10,430	—	10,430	—
Non-recurring legal costs and settlements	487	1,300	762	3,300
Restructuring, impairments and other charges (reversals)	15,179	(7,604)	42,191	(4,195)
Net (gain) loss on sale of investments	(55)	28	(885)	(20,220)
Net gain on sale of subsidiary	—	—	(74,999)	—
Unrealized gain on Jamba JV call option	(3,755)	—	(3,755)	—
Stock option investigation costs	3,787	—	6,719	—
Income tax expense (benefit) (2)	12,307	(340,972)	21,839	(316,550)

Non-GAAP income before income taxes	88,604	81,305	164,438	162,940
Non-GAAP tax rate in lieu of the GAAP rate	(26,581)	(24,392)	(49,331)	(48,882)

Net income on a non-GAAP basis	$62,023	$56,913	$115,107	$114,058

Statements of operations reconciliation per share

Diluted net (loss) income per share on a GAAP basis	$(0.02)	$1.52	$0.23	$1.59
Amortization of intangible assets	0.12	0.13	0.25	0.24
Acquired in-process research and development	—	0.02	—	0.06
Stock-based compensation	0.10	0.06	0.17	0.13
Former CEO severance	0.04	—	0.04	—
Non-recurring legal costs and settlements	—	0.01	—	0.01
Restructuring, impairments and other charges (reversals)	0.06	(0.03)	0.17	(0.02)
Net (gain) loss on sale of investments	—	—	—	(0.08)
Net gain on sale of subsidiary	—	—	(0.30)	—
Unrealized gain on Jamba JV call option	(0.02)	—	(0.02)	—
Stock option investigation costs	0.02	—	0.03	—
Non-GAAP tax rate of 30% in lieu of the GAAP rate	(0.05)	(1.48)	(0.11)	(1.47)

Diluted net income per share on a non-GAAP basis	$0.25	$0.23	$0.46	$0.46

Shares used in calculation of net (loss) income per share	249,404	247,252	248,880	247,745

(2)	Includes tax from discontinued operations of $698 and $1,468 for the three and six months ended June 30, 2007, respectively, and $560 and $767 for the three and six months ended June 30, 2006 respectively.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization of intangible assets, acquired in-process research and development, stock-based compensation, former CEO severance, non-recurring legal costs and settlements, restructuring, impairments and other charges (reversals), net (gain) loss on sale of investments, net gain on sale of subsidiary, unrealized gain on Jamba JV call option and stock option investigation costs. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.